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                                  LOGICA INC.
                              32 HARTWELL AVENUE
                           LEXINGTON, MA 02173-3103

                                August 27, 1998

Carnegie Group, Inc.
Five PPG Place
Pittsburgh, PA 15222

Ladies and Gentlemen:

  In connection with our mutual consideration of a potential transaction (the "Proposed Transaction") involving the acquisition of Carnegie Group, Inc., a Delaware corporation ("Seller"), by Logica Inc., a Delaware corporation, or an affiliate thereof ("Buyer"), Buyer has requested certain information concerning Seller, and Seller, in turn, has requested certain information concerning Buyer. This information is confidential and proprietary to the respective parties and not otherwise available. Each party agrees that, in consideration of, and as a condition to, furnishing such information, it will abide by the following:

  1. Confidentiality Agreement. Each of Buyer and Seller, as applicable (each, a "Receiving Party"), hereby agrees to treat all information, whether written or oral, concerning Seller or Buyer, as applicable (each a "Disclosing Party"), or any of their respective affiliates, subsidiaries or divisions, which the Disclosing Party or any directors, officers, employees, partners, agents or representatives (collectively, the "Representatives") of the Disclosing Party furnishes, whether before or after the date of this agreement, to the Receiving Party or its Representatives, together with all originals or copies of all reports, analyses, compilations, data, studies and other materials which contain or otherwise reflect or are generated from such information (collectively, the "Evaluation Material"), confidential and in accordance with the provisions of this agreement. Notwithstanding the foregoing, the term "Evaluation Material" shall not for the purposes of this agreement include any information which (a) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or any of its Representatives, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Disclosing Party, or (c) has been independently acquired by the Receiving Party without violating any of the obligations of the Receiving Party or its Representatives under this agreement or any other confidentiality agreement, or under any other contractual, legal or fiduciary obligations of the Receiving Party or its Representatives. The fact that information included in the Evaluation Material is or becomes otherwise available to the Receiving Party or its Representatives under clauses (a), (b) or (c) above shall not relieve the Receiving Party or its Representatives of the prohibitions set forth in this agreement.


  2. Use of Evaluation Material and Confidentiality.

  (a) Subject to paragraph (b) below, the Evaluation Material will be kept confidential by the Receiving Party and its Representatives and will not, without the prior written consent of the Disclosing Party, be disclosed, in whole or in part, to any third party by the Receiving Party or any of its Representatives in any manner whatsoever, and will not be used by the Receiving Party or any of its Representatives, directly or indirectly, for any purpose other than in connection with the Receiving Party's evaluation of the Proposed Transaction. In addition, the Receiving Party hereby agrees to disclose that the Receiving Party is evaluating the Proposed Transaction and to transmit Evaluation Material to only those of its Representatives who need to know the information for the purpose of evaluating the Proposed Transaction and are informed by the Receiving Party of the confidential nature of the information. The Receiving Party agrees not to make any such disclosure or transmission unless the Receiving Party is satisfied that its Representatives will act in accordance herewith. The Receiving Party agrees that it will be responsible for any breach of any of the provisions of this agreement by any of its Representatives and the Receiving Party agrees to take, at its sole expense, all reasonable measures to

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restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material (including, without limitation, the initiation of court proceedings).

  (b) In the event that the Receiving Party or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose (a) any Evaluation Material, (b) any information relating to the opinion, judgment or recommendation of any such person concerning the Disclosing Party, its affiliates or subsidiaries, or (c) any other information supplied to the Receiving Party in the course of the Receiving Party's, or its Representatives', dealings with the Disclosing Party, the Receiving Party will promptly notify the Disclosing Party of such request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this agreement, and/or take any other mutually agreed action. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or any of its Representatives are, in the reasonable opinion of such person's counsel, compelled to disclose information or else stand liable for contempt or suffer other censure or significant penalty, the Receiving Party or such Representative may disclose that portion of the requested information which such person's counsel advises such person in writing that such person is compelled to disclose. In any event, the Receiving Party and its Representatives will furnish only that portion of the information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the information. In addition, neither the Receiving Party nor any of its Representatives will oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that such confidential treatment will be so accorded and the Receiving Party and its Representatives shall cooperate with the Disclosing Party to obtain such order or other assurance.

  3. Nondisclosure of Negotiations. Except as otherwise expressly permitted hereby, without the prior written consent of the Disclosing Party, the Receiving Party will not, and will direct its Representatives not to, disclose to any person the fact that any discussions (or any other discussions between or involving the Receiving Party and the Disclosing Party) with respect to the matters contemplated hereby are taking, have taken or are proposed to take place or other facts with respect to such discussions, including the status thereof, or the fact (if such becomes the case) that any Evaluation Material has been made available to the Receiving Party, nor otherwise make any public disclosure, whether written or oral, with respect to this agreement or the actions or transactions contemplated hereby; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law (including, without limitation, the provisions of the federal securities laws) or the applicable rules of any stock exchange or Nasdaq if it has used its reasonable best efforts to consult with the other party prior to issuing such release or making such public statement and to obtain such party's prior consent, but has been unable to do so in a timely manner. No request or proposal to amend, modify or waive any provision of this agreement shall be made or solicited except in a non-public and confidential manner. The term "person" as used in this agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

  4. Federal Securities Laws. The Receiving Party hereby acknowledges that it and its Representatives are aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

  5. Exclusivity. Seller and Buyer will negotiate in good faith and will use their best efforts to enter into a definitive agreement setting forth, among other things, the price and terms of the Proposed Transaction by September 22, 1998 (the "Exclusivity Period"). Buyer's obligations under the previous sentence are subject to, among other things, its satisfactory completion of a due diligence investigation of Seller's business, properties, assets, financial condition and prospects. Seller agrees to cooperate fully with Buyer in its due diligence investigation of Seller during the Exclusivity Period. Until the expiration of the Exclusivity Period, neither Seller nor any of its Representatives shall (and Seller shall use its best efforts to cause all of its Representatives not to), directly or indirectly, solicit, initiate, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, enter into any agreement with or

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otherwise cooperate in any way in connection with, any Third Party (as hereinafter defined) concerning any Competing Transaction (as hereinafter defined). Seller agrees to terminate, immediately following the execution of this agreement, all pending discussions or negotiations with any Third Party with respect to any possible Competing Transaction. For purposes of this agreement, the term "Third Party" shall mean any individual, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation, partnership, or other entity other than Buyer or any of its Representatives, and the term "Competing Transaction" shall mean any of the following involving the Seller: (i) any merger, consolidation, business combination, or other similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Seller, or (iii) any tender offer or exchange offer for, or other offer to acquire, 20% or more of the outstanding shares of Seller's Common Stock.

  6. Standstill. Buyer agrees that until the earlier of (i) the date that is six months immediately following the date of this agreement or (ii) the date on which Buyer and Seller enter into a definitive agreement concerning the Proposed Transaction, unless specifically requested by Seller, neither Buyer nor any of its Representatives will in any manner, directly or indirectly, (a) effect, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect an offer or propose (whether publicly or otherwise) to effect, (i) any acquisition of any securities (or beneficial ownership thereof) of Seller which would result in Buyer beneficially owning (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) any outstanding shares of Seller's Common Stock; (ii) any tender or exchange offer, merger or other business combination involving Seller; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Seller; or (iv) any "solicitation" of "proxies" (as such terms are defined in the rules enacted under the Exchange Act) to vote any voting securities of Seller; (b) form, join or in any way participate in a group or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Seller; (c) take any action which might force Seller to make a public announcement regarding any of the types of matters set forth in subsection (a) above; or (d) enter into any discussions or arrangements with any Third Party with respect to any of the foregoing.

  Notwithstanding the preceding paragraph, if (i) a Third Party makes an unsolicited offer relating to a Competing Transaction, or (ii) the Board of Directors of Seller decides to pursue offers from Third Parties relating to a Competing Transaction, Seller agrees to promptly notify Buyer of the terms thereof and release Buyer from the provisions of this Section 6. If after considering such Third Party offer or offers the Board of Directors of Seller decides to pursue negotiations with a Third Party, Seller also agrees to allow Buyer to make a proposal to the Board of Directors of Seller. The procedures for making such proposal shall be substantially similar to the procedures applicable to such Third Party or Third Parties in the submission of their proposals.

  Notwithstanding the foregoing, it is understood that any financial advisor to either Seller or Buyer may be a full service securities firm and as such, may, from time to time effect transactions for its own account or the account of its customers, and hold positions in securities of either Seller or Buyer or other companies or entities (information on which may be included in the Evaluation Material), in the ordinary course of its business as a broker-dealer, investment adviser, block positioner, or investment banker so long as
(i) such financial advisor has established a "Chinese Wall" between individuals working on the transaction involving Seller and Buyer and those individuals involved in effectuating trades of securities, and (ii) and such purchases, sales or dealings are made only in accordance with such "Chinese Wall" policies and in accordance with applicable law.

  7. Return of Evaluation Material. The Receiving Party and its Representatives will keep a written record of the location of the Evaluation Material and will, promptly upon the request of the Disclosing Party and, in any event, if the Receiving Party and the Disclosing Party do not enter into an agreement with respect to the Proposed Transaction within 90 days of the date hereof, will return to the Disclosing Party all copies of the Evaluation Material furnished to the Receiving Party and in its possession or in the possession of its Representatives, without retaining a copy thereof. The Receiving Party and its Representatives will destroy any analyses, compilations, studies or other documents prepared by or for the Receiving Party's, or its Representatives', internal use which include, utilize or reflect the Evaluation Material. Such destruction will be confirmed by the Receiving Party upon request, in writing. Notwithstanding the return or destruction of the

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Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality hereunder.

  8. No Definitive Agreement. The Receiving Party agrees that unless and until a definitive agreement between the Disclosing Party and the Receiving Party with respect to the Proposed Transaction has been executed and delivered, neither the Disclosing Party nor the Receiving Party will be under any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this or any written or oral expression with respect to such a transaction by any of the Receiving Party's or the Disclosing Party's respective Representatives except, in the case of this agreement, for the matters specifically agreed to herein.

  9. Accuracy of Evaluation Material. The Receiving Party hereby acknowledges that although the Disclosing Party has endeavored to include in the Evaluation Material information known to the Disclosing Party and that it believes to be relevant to the Receiving Party's evaluation, the Receiving Party understands that neither the Disclosing Party nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. The Receiving Party agrees that it shall assume full responsibility for all conclusions it derives from the Evaluation Material and that neither the Disclosing Party nor any of its Representatives shall have any liability with respect to the Evaluation Material or any use thereof. The Receiving Party further acknowledges that it is not entitled to rely on the accuracy or completeness of the Evaluation Material.

  10. Remedies. The Receiving Party agrees that money damages would not be a sufficient remedy for any breach of this agreement by the Receiving Party or any of its Representatives, and that in addition to all other remedies, the Disclosing Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Receiving Party further agrees to waive and to use its best efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy.

  11. Waiver and Amendment. The Receiving Party understands and agrees that no failure or delay by the Disclosing Party or any of its Representatives in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth herein may only be waived or modified by an agreement in writing signed on behalf of the parties hereto.

  12. Successors and Assigns. This agreement shall inure to the benefit of and be enforceable by the Disclosing Party and its successors.

  13. Severability. In case provisions of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

  14. Governing Law; Venue. The validity, interpretation, performance and enforcement of this agreement shall be governed by the laws of the State of Delaware. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this agreement or the Proposed Transaction, and agree not to commence any action, suit or proceeding related thereto except in such courts. The parties hereto further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.


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  15. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

  16. Termination. This Agreement and the obligations of the parties hereunder shall terminate and be of no further force or effect on and after the date that is the fifth anniversary of the date of this Agreement.

  Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

                                          Very truly yours,

                                          Logica Inc.

                                                    /s/ Corey Torrence
                                          By: _________________________________
                                            Name: Corey Torrence
                                            Title:President and Chief
                                            Executive Officer

Accepted and Agreed to,
this 27th day of August, 1998:

Carnegie Group, Inc.

         /s/ Dennis Yablonsky
By: _________________________________
  Name: Dennis Yablonsky
  Title:President and Chief
  Executive Officer

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                                  LOGICA INC.
                              32 HARTWELL AVENUE
                           LEXINGTON, MA 02173-3103

                              September 22, 1998

Carnegie Group, Inc.
Five PPG Place
Pittsburgh, PA 15222

Ladies and Gentlemen:

  Reference is made to that certain letter agreement dated as of August 27, 1998 (the "August 27th Letter Agreement") between Carnegie Group, Inc. ("Seller") and Logica Inc., relating to the mutual consideration of a potential transaction involving the acquisition of Seller by Logica Inc. or an affiliate thereof ("Buyer"). Pursuant to Section 11 of the August 27th Letter Agreement, the Buyer and Seller hereby agree that the reference to "September 22, 1998" appearing in the first sentence of Section 5 of the August 27th Letter Agreement shall be deleted and replaced with "September 30, 1998." Except as specifically provided for in the preceding sentence, all of the terms and provisions of the August 27th Letter Agreement shall remain in full force and effect.

  Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

                                          Very truly yours,

                                          Logica Inc.

                                                    /s/ Corey Torrence
                                          By: _________________________________
                                            Name: Corey Torrence
                                            Title:President and Chief
                                            Executive Officer

Accepted and Agreed to,
this 22nd day of September, 1998:

Carnegie Group, Inc.

         /s/ Dennis Yablonsky
By: _________________________________
  Name: Dennis Yablonsky
  Title:President and Chief
  Executive Officer

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